THIRD SUPPLEMENTAL INDENTURE

                         dated as of September 29, 1998

                                      among

                            DRESSER INDUSTRIES, INC.
                           (as Issuer and Guarantor),

                              HALLIBURTON COMPANY,
                                 (as Guarantor)

                                       and

                    CHASE BANK OF TEXAS, NATIONAL ASSOCIATION
                                  (as Trustee)











(Baroid Note Indenture)

         This Third Supplemental Indenture dated as of September 29, 1998 is among Dresser Industries, Inc., a corporation incorporated and existing under the laws of the State of Delaware ("Dresser"), Halliburton Company, a
corporation incorporated and existing under the laws of the State of Delaware (the "Guarantor"), and Chase Bank of Texas, National Association (formerly Texas Commerce Bank National Association), a national banking association, as trustee (the "Trustee").

                                    RECITALS:

         Baroid Corporation, a corporation incorporated under the laws of the State of Delaware ("Baroid"), duly authorized the creation of its 8% Senior Notes due 2003 (the "Securities") and the execution and delivery of the Indenture dated as of April 22, 1993 between Baroid and the Trustee (the "Original Indenture") and issued the Securities pursuant to the Original Indenture.

         Following the acquisition of Baroid by Dresser, Baroid, Dresser and the Trustee, thereunto duly authorized, entered into a Supplemental Indenture dated as of August 4, 1994 (the "First Supplemental Indenture") pursuant to which, among other things, Dresser fully and unconditionally guaranteed the payment of the principal, premium, if any, and interest on the Securities and the performance of Baroid's obligations under the Original Indenture.

         On October 30, 1997, Baroid was liquidated through distribution of its assets to and assumption of its liabilities by Dresser and was dissolved through the filing of a Certificate of Dissolution with the Secretary of State of Delaware.

         As of October 30, 1997, Dresser and the Trustee, thereunto duly authorized, entered into a Second Supplemental Indenture (the "Second Supplemental Indenture") pursuant to which Dresser assumed and succeeded to all of Baroid's obligations under the Original Indenture, as theretofore supplemented.

         On September 29, 1998, a wholly owned subsidiary of the Guarantor merged with and into Dresser as a result of which Dresser, as the surviving corporation, became a wholly owned subsidiary of the Guarantor.

         The Guarantor has duly authorized the full and unconditional guarantee of the Securities on the terms hereinafter set forth and has duly authorized the execution and delivery of this Third Supplemental Indenture.

         Each of Dresser and the Trustee has duly authorized the execution and delivery of this Third Supplemental Indenture.

         NOW, THEREFORE, in consideration of the premises, the covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto covenant and agree as follows:

                                   ARTICLE I.

         Section 1.01.  Definitions.  As used hereinafter:

                  (a)  the  term   "Indenture"   shall  mean  the  Indenture  as
         supplemented by the First, Second and Third Supplemental Indentures.

                  (b) the term "Guarantor" shall mean Halliburton Company, a Delaware corporation, and its successors and assigns.

         Section 1.02. Other capitalized terms used but not defined herein are defined in the Original Indenture or the First or Second Supplemental Indenture and are used herein with the meanings ascribed to them therein.

                                   ARTICLE II.

         Section 2.01. Amendment of Article 10. Article 10 of the Original Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, is hereby amended so as to be and read in its entirety as follows:

                                   ARTICLE 10

                             GUARANTEE OF SECURITIES

                  SECTION 10.01 Guarantee. The Guarantor for consideration received unconditionally and irrevocably guarantees to each Securityholder (i) the due and punctual payment of the principal of, premium, if any, and interest on such Security when and as the same shall become due and payable, whether at Stated Maturity, as a result of redemption, upon exercise by the Holder of the repurchase option upon a Change of Control, by acceleration or otherwise; (ii) the due and punctual payment of interest on overdue principal of and interest on the Securities, to the extent lawful; (iii) the due and punctual performance of all other obligations under this Indenture to the Securityholders or the Trustee in accordance with the terms of such Security and of this Indenture; and (iv) in the case of any extension of time of payment or renewal of any Securities or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, at redemption, upon exercise by the Holder of the repurchase option upon a Change of Control, by acceleration or otherwise, to be paid by such Guarantor. In all respects, the Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Security or any other Article of this Indenture, any failure to enforce or exercise, or delay in enforcing or exercising, any right, power or privilege or any of the other provisions of such Security or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Securityholders or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. This Guarantee is a guarantee of payment and not of collection. The Guarantor waives diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding or demand first against the Company, the benefit of discussion, protest or notice with respect to any such Security or the indebtedness represented thereby and all other demands whatsoever, and covenants that this Guarantee will not be discharged as to any Security except by payment in full of the amount of principal thereof, premium, if any, and interest thereon and as provided by this Indenture. The Guarantor further agrees that, as between Guarantor, on the one hand, and the Securityholders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in
         Article 5 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any acceleration of such obligations as provided in Article 5 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 5, the Trustee shall promptly make a demand for payment on the Securities under the Guarantee provided for in this Article 10 and not discharged; provided that the failure by the Trustee to make any such demand shall not impair or otherwise affect the obligations of the Guarantor.

                  The Guarantee set forth in this Section 10.01 shall not be valid or become obligatory for any purpose with respect to any Security unless the certificate of authentication shall have been signed by the Trustee.

                  The obligations of Guarantor pursuant to this Guarantee shall continue to be effective or automatically reinstated, as the case may be, if at any time payment of obligations under this Indenture is rescinded or otherwise must be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or the Guarantor or for any reason, all as though such payment had not been made.

                  The Guarantor shall be subrogated to all rights of the Securityholders and the Trustee under the Securities and the Indenture; provided, however, that the Guarantor shall not be entitled to any payments arising out of such subrogation right until the principal of, premium, if any, and interest on all Securities shall have been irrevocably paid in full in accordance with the terms of such Securities, the Indenture and the Guarantee.

                  To the extent that any right, power or authority is available under this Indenture to the Trustee or any Securityholder to enforce the provisions of the Securities, the Trustee and each Securityholder shall have all such rights, powers and authority, not inconsistent with the express provisions of this Guarantee, necessary to enforce the provisions of this Guarantee. Each and every default to which this Guarantee applies shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises. No remedy conferred upon or reserved to the Trustee or any Securityholder is intended to be exclusive of any other remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy given under this Guarantee either now or hereafter existing at law or in equity.

                  SECTION 10.02 Obligations of Guarantor Unconditional. Nothing contained in this Article 10 or elsewhere in this Indenture or in any Security is intended to or shall impair, as between Guarantor, on one hand, and the Trustee and the Securityholders, on the other, the obligation of Guarantor, which is absolute and unconditional, to pay to the Securityholders and the Trustee the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with the provisions of this Guarantee, nor shall anything herein or therein prevent the Trustee or any Securityholder from exercising all remedies otherwise permitted by applicable law upon an Event of Default under this Indenture.

                  SECTION 10.03 Execution of Guarantee. To evidence its guarantee to the Securityholders and the Trustee, the Guarantor hereby agrees to execute a notation relating to the guarantee on each Security authenticated and made available after the date of the Third Supplemental Indenture for delivery by the Trustee. Such notation may take the form of the Guaranty attached to the Third Supplemental Indenture as Annex A. The Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

                                  ARTICLE III.

         Section 3.01. Effectiveness. This Third Supplemental Indenture shall, upon execution and delivery hereof by all the parties hereto, become effective as of the date hereof. From and after the effectiveness of this Third Supplemental Indenture, the Indenture, as hereby supplemented, amended and modified, shall remain in full force and effect.

         Section 3.02. References. Each reference in the Indenture or this Third Supplemental Indenture to any article, section, term or provision of the Indenture shall mean and be deemed to refer to such article, section, term or provision of the Indenture, as modified by this Third Supplemental Indenture, except where the context otherwise indicates.

         Section 3.03. Benefit. All the covenants, provisions, stipulations and agreements contained in this Third Supplemental Indenture are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders and registered owners from time to time of the Securities issued and outstanding from time to time under the Indenture.

         Section 3.04. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to be a single instrument.

         Section 3.05. Governing Law. This Third Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state without regard to principles of conflicts of laws, except as may otherwise be required by mandatory provisions of law.

         Section 3.06. Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         IN WITNESS WHEREOF, the said Halliburton Company, Dresser Industries, Inc. and Chase Bank of Texas, National Association have each caused this Third Supplemental Indenture to be executed in its corporate name by the officer whose name is subscribed below, thereunto duly authorized, and its corporate seal to be hereunto affixed and, in the cases of Halliburton Company and Dresser Industries, Inc., attested by its Secretary or Assistant Secretary, all as of the day and year first above written.

                                       HALLIBURTON COMPANY


                                       By  /s/ Lester L. Coleman
                                          -----------------------------
Attest:                                Name:   Lester L.  Coleman
                                       Title:  Executive Vice President
                                                and General Counsel


By  /s/ John M. Allen
   --------------------------
Name:   John M. Allen
Title:  Assistant Secretary


                                       DRESSER INDUSTRIES, INC.


                                       By  /s/ Lester L. Coleman
                                          ------------------------------
                                       Name:   Lester L. Coleman
Attest:                                Title:  Senior Vice President


By  /s/ John M. Allen
   --------------------------
Name:   John M. Allen
Title:  Assistant Secretary


                                       CHASE BANK OF TEXAS,
                                       NATIONAL ASSOCIATION


                                       By  /s/ Letha Glover
                                          ------------------------------
                                       Name:   Letha Glover
                                       Title:  Assistant Vice President and
                                                    Trust Officer

                                                                      ANNEX A


                                    GUARANTEE


         Halliburton Company (the "Guarantor") has, pursuant to the within mentioned Indenture, unconditionally guaranteed that (a) the principal of, premium, if any, and interest on the Securities, if lawful, and all other obligations of the Company to the Holders or the Trustee will be paid in full or performed, all in accordance with the terms hereof and set forth in the Indenture, and (b) in the case of any extension of time of payment or renewal of any Securities or any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, at redemption, by acceleration or otherwise. The Guarantee will be binding upon the Guarantor and its successors and assigns and will inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party will automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions contained in the Indenture. The Guarantee will not be valid or obligatory for any purpose with respect to a Security unless the certificate of authentication on the Security has been signed by the Trustee.

                                       HALLIBURTON COMPANY



                                       By:  /s/ Lester L. Coleman
                                           -----------------------------
                                                Lester L.  Coleman
                                                Executive Vice President and
                                                      General Counsel